Exhibit 99.1

Capstone Green Energy Delivers Continued Profitability and Margin Expansion in Second Quarter Fiscal 2026

Operational Efficiency and Product Mix Drive $2.0 Million Increase in Gross Profit

Six Straight Quarters of Positive Adjusted EBITDA Highlight Continued Discipline

LOS ANGELES, CA / BUSINESS WIRE / November 12, 2025 / Capstone Green Energy Holdings, Inc. (the "Company” or “Capstone”), and its subsidiaries (OTCQX: CGEH), announced its financial results for the second quarter of fiscal year 2026, ended September 30, 2025. The Company’s ongoing transformation and disciplined execution are driving measurable results, underscored by improving financial health, growing customer confidence and expanding participation in key growth markets.

The Company completed its acquisition of Cal Microturbine, LLC (“Cal Microturbine”) on August 13, 2025. This acquisition expands the Company’s direct distribution and service capabilities in key markets and is expected to enhance operational efficiency and customer reach. Post acquisition, the Cal Microturbine acquisition contributed an additional $0.7 million in revenue and $0.2 million in earnings.

Revenue for the second quarter and year-to-date fiscal year 2026 was $28.4 million and $56.3 million, respectively, compared to $22.7 million and $38.4 million for the same periods prior fiscal year. This represents an increase of $5.7 million, or 25% for the quarter and $17.9 million, or 47%, year-to-date. The improvement was primarily driven by stronger demand in our Products category and higher rental utilization rates within the company's Energy-as-a-Service (EaaS) revenue stream.

Second Quarter Fiscal 2026 Highlights:

●	Gross profit for the second quarter of 2026 was $9.0 million, which was $2.0 million higher than the $7.0 million gross profit for the second quarter of fiscal 2025.
o	Gross margin was 32%, which was 100 basis points from 31% in the prior-year period.
o	The $2.0 million increase in gross profit was driven by favorable product mix including higher capacity product sales and stronger rental pricing.
o	Gross margin expansion reflected higher profitability across all revenue streams, supported by ongoing DFMA cost-out initiatives implemented throughout fiscal year 2025, which helped offset the additional cost for new tariffs on imports from China.
●	The Company delivered net income of $0.8 million for the second quarter of fiscal 2026, compared to a net loss of $0.4 million for the second quarter of fiscal 2025.
o	The improvement was primarily driven by the $2.0 million higher gross profit and $0.9 million reduction in non-recurring professional expenses & bad debt in the quarter.
o	These gains were partially offset by higher product development expenses and increased incentive compensation costs associated with strong business performance.
●	While EPS from operations for the second quarter of fiscal 2026 was $0.04 per share reflecting the Company’s strong operating results. This represents a $0.06 per share higher compared to a loss of $0.02 per share for the second quarter of fiscal 2025.

●	After reflecting the accretion of preferred units required under the Hypothetical Liquidation a Book Value (HLBV) accounting method, reported EPS for the second quarter of fiscal 2026 was a loss of $0.89 per share.
●	Adjusted EBITDA for the second quarter of fiscal 2026 was $4.5 million versus $3.8 million for the second quarter of fiscal 2025, due to a $1.2 million improvement in net income, partly offset by lower addbacks of non-recurring professional expenses.
●	Total cash, including restricted cash was $7.7 million, as of September 30, 2025, representing a decrease of $1.0 million from March 31, 2025. The decrease was driven by higher working capital usage, primarily related to increases in accounts receivable and deferred revenue, partially offset by higher accounts payable.
●	The Company continues to remain compliant with its financial covenants.

Second Quarter Year-to-Date Fiscal 2026 Highlights:

●	Gross profit for the second quarter of 2026 year-to-date was $16.5 million, which was $5.7 million higher than the $10.8 million gross profit for the second quarter of fiscal 2025 year-to-date. Further, gross margin was 29%, which was an improvement of 1% over the 28% gross margin for the second quarter of fiscal 2025 year-to-date. The $5.7 million increase in gross profit was driven by the sale of higher capacity product and a product mix, as well as higher rental pricing. Gross margin improvement was primarily driven by higher profitability across all revenue streams, along with our DFMA cost-out initiatives implemented throughout fiscal year 2025, which offset the additional cost for new tariffs on imports from China.
●	The Company delivered net income of $0.1 million for the second quarter of fiscal 2026 year-to-date, compared to a net loss of $4.4 million for the second quarter of fiscal 2025 year-to-date, primarily due to the $5.7 million higher gross profit and $2.2 million reduction in non-recurring professional expenses in the second quarter of fiscal 2026 year-to-date, which was partly offset by higher product development costs and incentive compensation costs.
●	While EPS from operations for the second quarter of fiscal 2026 year-to-date was $0.01 per share, which was $0.24 per share higher compared to a negative $0.23 per share for the second quarter of fiscal 2025 year-to-date. EPS was negative $0.93 per share for the second quarter of fiscal 2026 year-to-date after reflecting the accretion of preferred units as required by the HLBV accounting method.
●	Adjusted EBITDA for the second quarter of fiscal 2026 year-to-date was $7.2 million versus $4.6 million for the second quarter of fiscal 2025 year-to-date, with the $2.6 million improvement primarily due to a $4.5 million improvement in net income, partly offset by lower addbacks of non-recurring professional expenses.
●	Net cash used by operating activities was $1.0 million for the six months ended September 30, 2025, compared to $0.9 million provided by operating activities for the six months ended September 30, 2024. The $1.9 million increase in operating cash usage, despite improved net income of $4.5 million, was a result of changes in working capital, including a decrease in accounts payable and an increase in accounts receivable due to improved sales and higher factory protection plan claims versus shipments.
●	Net cash provided by investing activities was $1.0 million for the six months ended September 30, 2025 compared to $0.2 million cash used by investing activities for the six months ended September 30, 2024. The $1.2 million change was primarily a result of the $1.4 million cash acquired in the acquisition of Cal Microturbine, net of the cash paid.
●	Net cash used in financing activities was $1.0 million for the six months ended September 30, 2025, compared to $0.2 million for the six months ended September 30, 2024 mainly due to higher finance lease obligations payments.

“Capstone’s continued resilience and disciplined execution have driven our sixth consecutive quarter of positive Adjusted EBITDA, supported by solid growth in both product and rental revenues,” said John Miller, Interim Chief Financial Officer of Capstone. “Our improving financial health reflects the renewed confidence of our customers coupled with significant operational improvements we’ve achieved over the past year.

The global shift toward distributed generation plays directly to our strengths in fuel flexibility, high cycle efficiency, and low emissions. We’re turning years of innovation and operational discipline into real, scalable solutions that customers can depend on.

“Capstone today is a different company - more resilient, more focused, and ready to meet the moment,” said Vince Canino, President and CEO of Capstone. “This strong foundation built on the strategically resilience of our Three Pillars of Strength strategy – Financial Health, Sustained Excellence, and Revitalization of Culture and Talent – positions Capstone to expand participation in two of the most dynamic markets shaping the global energy transition: microgrids and data centers. With continued focus on sustained excellence and financial discipline, we’re building a company positioned for sustainable growth and long-term value creation.”

Canino continued, “Our progress over the last six quarters reflects a business built on performance and purpose. As energy reliability, decarbonization without disruption, and electrification-driven growth accelerate, Capstone is positioned at the intersection of technology and transformation, delivering clean power where and when the world needs it most.”

Earnings Conference Call Webcast Details

The Company will hold its Second Quarter Fiscal Year 2026 financial results conference call and webcast today, Thursday November 13, 2025, at 1:45 p.m. Pacific Time/ 4:45 p.m. Eastern Time.

Participant Dial-In (Listen-Only):

Domestic: (888) 506-0062

International: (973) 528-0011

Access Code: 694727

Webcast Access:

The live webcast will be available in the Investor Relations section of Capstone’s website or directly at: https://www.webcaster5.com/Webcast/Page/2106/53202

Following prepared remarks, management will host a Q&A session for analysts and address select questions submitted by webcast participants.

A replay of the webcast will be archived on the Company’s website for at least 90 days.

About Capstone Green Energy

For almost four decades, Capstone Green Energy has been at the forefront of clean technology using microturbines, revolutionizing how businesses manage their energy supply on a sustainable basis. In partnership with our worldwide team of dedicated distributors, we have shipped over 10,600 units to 88 countries, lowering our clients’ carbon footprint with highly efficient on-site energy systems and microgrid solutions.

Today, our commitment to a cleaner future is unwavering. We offer customers a range of microturbine products ranging from 65 kilowatts to multiple megawatts for commercial, industrial, and utility-scale spaces uniquely tailored to their specific needs. Capstone's solutions portfolio not only showcases our core clean technology microturbines but also includes flexible Energy-as-a-Service (EaaS) offerings, including build, own, and operate models, as well as rental services.

Capstone’s fast, turnkey power rental solutions are intended to address customers with limited capital or short-term needs; for more information, contact rentals@CGRNenergy.com.

In our pursuit of cutting-edge solutions, we've forged strategic partnerships to extend our impact. Through these collaborations, we proudly offer solutions that utilize renewable gas products and heat recovery solutions. These solutions greatly enhance the sustainability and efficiency of our clients' operations while contributing to a cleaner and more responsible sustainable energy landscape.

For more information about the Company, please visit www.CapstoneGreenEnergy.com. Follow Capstone Green Energy on Twitter, LinkedIn, Instagram, Facebook, and YouTube.

Cautionary Notes

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements related to future profitability and the growth of the business. The Company has tried to identify these forward-looking statements by using words such as “expect,” “anticipate,” “believe,” “could,” “should,” “estimate,” “intend,” “may,” “will,” “plan,” “goal” and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the Company’s liquidity position and ability to access capital; the Company’s ability to continue as a going concern; the Company’s ability to successfully remediate the material weakness in internal control over financial reporting; the Company’s ability to realize the anticipated benefits of its financial restructuring; the Company’s ability to comply with the restrictions imposed by covenants contained in the exit financing and the new subsidiary limited liability company agreement; the uncertainty associated with the imposition of tariffs and trade barriers and changes in trade policies; employee attrition and the Company’s ability to retain senior management and other key personnel following the restructuring; the Company's ability to develop new products and enhance existing products; product quality issues, including the adequacy of reserves therefor and warranty cost exposure; intense competition; financial performance of the oil and natural gas industry and other general business, industry and economic conditions; including the impacts of any changes in tariff policies; the impact of litigation and regulatory proceedings; the potential material adverse effect on the price of the Company’s common stock and stockholder lawsuits. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Annual Report on Form 10-K. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Financial Tables to Follow

CAPSTONE GREEN ENERGY HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(Unaudited)

	September 30,	March 31,
	2025	2025
Assets
Current Assets:
Cash	$6,981	$8,671
Restricted cash	716	—
Accounts receivable, net of allowances of $1,249 at September 30, 2025 and $607 at March 31, 2025	14,279	7,037
Inventories	17,103	16,615
Lease receivable, current	246	113
Prepaid expenses and other current assets	3,605	3,653
Total current assets	42,930	36,089
Property, plant, equipment and rental assets, net	18,300	19,362
Intangible assets	3,860	—
Finance lease right-of-use assets	5,123	3,787
Operating lease right-of-use assets	5,080	8,282
Non-current portion of inventories	3,221	3,464
Lease receivable, non-current	1,116	1,175
Other assets	2,737	2,705
Total assets	$82,367	$74,864
Liabilities, Temporary Equity and Stockholders’ Deficit
Current Liabilities:
Accounts payable	$18,261	$14,092
Accrued expenses	1,682	1,447
Accrued salaries and wages	3,273	2,838
Accrued warranty reserve	1,180	1,070
Deferred revenue, current	12,447	13,351
Deferred acquisition costs, current	1,121	—
Finance lease liability, current	1,945	2,017
Operating lease liability, current	1,929	3,539
Factory protection plan liability	7,103	6,256
Exit new money notes, net of discount, current	8,236	7,968
Total current liabilities	57,177	52,578
Deferred revenue, non-current	436	598
Deferred acquisition costs, non-current	2,321
Finance lease liability, non-current	1,426	248
Operating lease liability, non-current	3,337	4,988
Exit new money notes, net of discount, non-current	24,988	24,213
Total liabilities	89,685	82,625
Commitments and contingencies
Temporary equity:
Redeemable noncontrolling interests	32,042	13,859
Stockholders’ deficit:
Preferred stock, $.001 par value; 1,000,000 shares authorized, and none issued	—	—
Common stock, $.001 par value; 59,400,000 shares authorized, 18,946,208 shares issued and outstanding at September 30, 2025 and 18,643,587 shares issued and outstanding at March 31, 2025	19	18
Non-voting common stock, $.001 par value; 600,000 shares authorized, 508,475 shares issued and outstanding at September 30, 2025 and March 31, 2025	1	1
Additional paid-in capital	937,693	955,407
Accumulated deficit	(976,864)	(977,000)
Treasury stock, at cost; 208,798 shares at September 30, 2025 and 57,202 shares at March 31, 2025	(209)	(46)
Total stockholders’ deficit	(39,360)	(21,620)
Total liabilities, temporary equity and stockholders' deficit	$82,367	$74,864

CAPSTONE GREEN ENERGY HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2025	2024	2025	2024
Revenue, net:
Product and accessories	$16,112	$11,270	$31,832	$16,692
Parts and service	7,861	7,924	15,799	15,761
Rentals	4,412	3,528	8,625	5,911
Total revenue, net	28,385	22,722	56,256	38,364
Cost of goods sold:
Product and accessories	14,162	10,589	28,680	16,549
Parts and service	3,201	2,714	6,960	6,197
Rentals	2,060	2,409	4,090	4,822
Total cost of goods sold	19,423	15,712	39,730	27,568
Gross profit	8,962	7,010	16,526	10,796
Operating expenses:
Research and development	809	592	1,624	1,139
Selling, general and administrative	6,794	6,400	13,715	13,183
Total operating expenses	7,603	6,992	15,339	14,322
Income (loss) from operations	1,359	18	1,187	(3,526)
Other income	541	622	977	1,213
Interest income	53	1	107	3
Interest expense	(1,115)	(1,039)	(2,126)	(2,017)
Income (loss) before provision for income taxes	838	(398)	145	(4,327)
Provision for income taxes	4	25	9	33
Net income (loss)	834	(423)	136	(4,360)

Net loss per share of common stock and non-voting common stock—basic and diluted	$(0.89)	$(0.02)	$(0.93)	$(0.23)
Weighted average shares used to calculate basic and diluted net income (loss) per common stock and non-voting common stock	19,412	19,049	19,390	19,049

	Three Months Ended September 30,		Six Months Ended September 30,
	2025	2024	2025	2024
Numerator:
Consolidated net income (loss)	$834	$(423)	$136	$(4,360)
Less: Accretion of dividends of Preferred Units	(18,183)	—	(18,183)	—
Net loss available to holders of common stock and non-voting common stock	$(17,349)	$(423)	$(18,047)	$(4,360)
Denominator:
Weighted average shares outstanding of common stock and non-voting common stock	19,412	19,049	19,390	19,049
Net Income (loss) per share of common stock and non-voting common stock—basic and dilutive	$(0.89)	$(0.02)	$(0.93)	$(0.23)

CAPSTONE GREEN ENERGY HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended September 30,
	2025	2024
Cash Flows from Operating Activities:
Net Income (loss)	$136	$(4,360)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,956	2,076
Amortization of financing costs and discounts	44	35
Paid-in-kind interest expense	999	1,909
Non-cash lease expense	1,492	1,953
Provision for credit loss expense	276	414
Inventory write-down	553	458
Provision (benefit) for warranty expenses	160	(223)
Stock-based compensation	460	109
Changes in operating assets and liabilities:
Accounts receivable	(9,392)	(2,870)
Inventories	(39)	2,831
Lease receivable	292	—
Prepaid expenses, other current assets and other assets	(34)	1,452
Accounts payable	5,424	3,661
Accrued expenses	(311)	(765)
Operating lease liability, net	(1,551)	(1,973)
Accrued salaries and wages and long-term liabilities	(175)	(73)
Accrued warranty reserve	(49)	(69)
Deferred revenue	(2,134)	(1,974)
Factory protection plan liability	848	(1,693)
Net cash (used in) provided by operating activities	(1,045)	898
Cash Flows from Investing Activities:
Total business combination consideration, net of cash acquired	1,410	—
Expenditures for property, plant, equipment and rental assets	(381)	(162)
Net cash provided by (used) in investing activities	1,029	(162)
Cash Flows from Financing Activities:
Acquisition of treasury stock	(208)	—
Repayment of finance lease obligations	(750)	(108)
Net cash used in financing activities	(958)	(108)
Net increase (decrease) in Cash	(974)	628
Cash, Beginning of Period	8,671	2,085
Cash and restricted cash, End of Period	$7,697	$2,713
Cash paid during the period for:
Interest	$1,114	$72
Income taxes	$116	$16
Supplemental Disclosures of Non-Cash Information:
Right-of-use assets obtained in exchange for operating lease obligations	$1,419	$—
Right-of-use assets obtained in exchange for finance lease obligations	$1,720	$—
Rental assets transferred to inventory	$—	$1,813
Acquisition of treasury stock with accrued liabilities	$46	$—
Settlement of lease liabilities through accounts receivable	$979	$375
Operating lease modified to finance lease	$614	$—
Accounts payable negotiated in lease modification	$1,289	$—

CAPSTONE GREEN ENERGY HOLDINGS, INC. AND SUBSIDIARIES

PRESENTATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2025	2024	2025	2024
Net Income (Loss)	$834	$(423)	$136	$(4,360)
Interest expense	1,115	1,039	2,126	2,017
Provision for income taxes	4	25	9	33
Depreciation	1,000	1,063	1,926	2,076
Amortization	30	—	30	—
EBITDA	$2,983	$1,704	$4,227	$(234)

Stock-based compensation	111	52	460	109
Restructuring expense	71	896	260	1,130
Financing expense	441	11	496	46
Shareholder litigation	—	199	—	707
Extraordinary legal costs	21	298	(4)	468
Restatement & SEC investigation costs	(4)	674	333	2,340
Merger and acquisition expense	904	—	1,453	—
Adjusted EBITDA	$4,527	$3,834	$7,225	$4,566

To supplement the Company’s unaudited financial data presented on a generally accepted accounting principles (GAAP) basis, management has presented Adjusted EBITDA, a non-GAAP financial measure. This non-GAAP financial measure is among the indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods. Management establishes performance targets, annual budgets and makes operating decisions based in part upon this metric. Accordingly, disclosure of this non-GAAP financial measure provides investors with the same information that management uses to understand the company’s economic performance year-over-year.

EBITDA is defined as net income (loss) before interest, provision for income taxes and depreciation and amortization expense. Adjusted EBITDA is defined as EBITDA before stock-based compensation, restructuring, financing, shareholder litigation, non-recurring legal, restatement and SEC investigation expenses, and reorganization items. Restructuring expenses relate to the Chapter 11 bankruptcy filing and financing expenses related to the evaluation and negotiation of the Company’s senior indebtedness. Shareholder litigation expense resulting from the restatement of the Company’s financials and non-recurring legal expenses are one-time non-recurring legal fees. Restatement expenses are professional fees related to the restatement of the Company’s prior year financials. SEC investigation expenses relate to the costs arising from the restatement of the Company’s financials. Reorganization items represent adjustments occurring during the bankruptcy period. Merger and acquisition expense relates to expenses incurred for the acquisition of Cal Microturbine.

Adjusted EBITDA is not a measure of the Company’s liquidity or financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of its liquidity.

While management believes that the Company’s presentation of Adjusted EBITDA provides useful supplemental information to investors, there are limitations associated with the use of this non-GAAP financial measure. Adjusted EBITDA is not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the methods of calculation. The Company’s non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

CONTACT:
Capstone Green Energy
Investor and investment media inquiries:
818-407-3628
ir@CGRNenergy.com